Exhibit 99.1

METROCORP BANCSHARES, INC. ANNOUNCES RECEIPT OF REGULATORY APPROVALS

Houston, TX – December 10, 2013 –MetroCorp Bancshares, Inc. (“MetroCorp”) (Nasdaq: MCBI), parent of MetroBank, National Association and Metro United Bank, announced today that the State of California Department of Business Oversight had approved the applications for the mergers of Metro United Bank and Metro Bank National Association with and into East West Bank, the subsidiary bank of East West Bancorp, Inc. (“East West”). In addition, the Federal Reserve Bank of San Francisco has indicated that it does not object to the consummation of the proposed merger of MetroCorp with and into East West, with East West surviving the merger, without the filing of a formal application.

About MetroCorp

MetroCorp Bancshares, Inc. (NASDAQGM: MCBI) provides a full range of commercial and consumer banking services through its wholly owned subsidiaries, MetroBank, N.A. and Metro United Bank. The Company has twelve full-service banking locations in the greater Houston and Dallas, Texas metropolitan areas, and six full-service banking locations in the greater San Diego, Los Angeles and San Francisco, California metropolitan areas. As of September 30, 2013, the Company had consolidated assets of $1.6 billion. For more information, visit the Company’s web site at www.metrobank-na.com.

Forward-Looking Statements

This press release contains certain forward-looking information about East West Bancorp, Inc., MetroCorp Bancshares, Inc., and the combined company after the close of the Merger that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about East West, MetroCorp and the combined company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of East West, MetroCorp and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. In addition to factors previously disclosed in reports filed by East West and MetroCorp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; the risk that integration of MetroCorp’s operations with those of East West will be materially delayed or will be more costly or difficult than expected; the inability to close the Merger in a timely manner; the inability to complete the Merger due to the failure of MetroCorp shareholders to adopt the Merger Agreement; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the Merger, including receipt of required regulatory and other approvals; the failure of the proposed Merger to close for any other reason; the risk that integration of MetroCorp’s operations with those of East West will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the Merger on East West’s, MetroCorp’s or the combined company’s respective customer relationships and operating results; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.

Important Information About the Proposed Merger and Where to Find It

In connection with the proposed Merger, East West has filed with the SEC a registration statement on Form S-4, which includes the proxy statement/prospectus with respect to the proposed acquisition of MetroCorp. INVESTORS AND SECURITY HOLDERS OF METROCORP ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING EAST WEST, METROCORP AND THE PROPOSED MERGER. Investors may obtain a free copy of the registration statement and proxy statement/prospectus, as well as other filings containing information about East West and MetroCorp, without charge, at the SEC’s website at http://www.sec.gov/. Investors may also obtain these documents, without charge, from East West’s website at http://www.eastwestbank.com or by contacting East West’s investor relations department at (626) 768-6800 or from MetroCorp’s website at https://www.metrobank-na.com or by contacting MetroCorp’s investor relations department at (713) 776-3876.

Participants in a Solicitation

MetroCorp and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information about the directors and executive officers of MetroCorp and their ownership of MetroCorp common stock is set forth in the Proxy Statement as previously filed with the SEC. Additional information regarding the interests of such participants in the proposed Merger is included in the proxy statement/prospectus. Free copies of these documents may be obtained as described in the preceding paragraph.

CONTACT: MetroCorp Bancshares, Inc., Houston

George M. Lee, Co-Chairman, President and CEO, 713-776-3876

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